Jennison Natural Resources Fund, Inc.
Gateway Center Three
100 Mulberry Street, 9h Floor
Newark, NJ 07102-4077


									August 16, 2006

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

	Re:	Rule 24f-2 Notice for Jennison Natural Resources Fund, Inc
..
		File Nos. 811-05026  and 33-15166

	On behalf of the Jennison Natural Resources Fund, Inc. enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice.
  This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-7503.

							Very truly yours,

							/s/ Grace C. Torres
							Grace C. Torres
							Treasurer Principal
            Financial and
            Accounting Officer